                                   EXHIBIT B

              TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
              --------------------------------------------------
                           SINCE THE LAST STATEMENT
                           ------------------------

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Settlement                 For the                    Price per
----------                 -------                    ---------
 Date              By     Account of   Quantity        Share         Type of Trade       Broker
 ----              --     ----------   --------        -----         -------------       ------
=================================================================================================
03/24/98        Partners   BVF          106,000       $7.4972        Purchase             VECT
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03/24/98        Partners   PAL            9,000       $7.4972        Purchase             VECT
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03/24/98        Partners   ZPG            5,000       $7.4972        Purchase             VECT
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03/24/98        Partners   BVF Ltd.     100,000       $7.4972        Purchase             VECT
-------------------------------------------------------------------------------------------------

     VECT               =         Vector Securities